UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

nCoat, Inc.
(Exact name of registrant as specified in its charter)

Date of Report (Date of earliest event reported): November 30, 2007

Delaware	333-121660	98-0375406
State of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

7237 Pace Drive
P.O. Box 38
Whitsett, NC 27377
(Address of principal executive offices)

Registrant's telephone number, including area code (336) 447-2000

 (Former name and address, if changed since last report)

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Series A Amendment Agreement

nCoat, Inc. (the “Company”), entered into an Amendment and Waiver of Registration Rights Agreement and 6% Series A Convertible Notes dated as of November 30, 2007 (the “Series A Amendment Agreement”), with Enable Growth Partners LP; Enable Opportunity Partners LP; Pierce Diversified Strategy Master Fund LLC, Ena; Capital Ventures International; Edward A Bugniazet; and Scott Lyman (collectively, the “Series A Noteholders”) who together are the holders of 75% of the Company’s Series A 6% Convertible Notes (the “Series A Notes”).

Pursuant to the terms of the Series A Amendment Agreement, the Series A Noteholders agreed to waive certain “Trigger Events” as that term is defined in the Series A Notes, in exchange for certain amendments to the terms of the Series A Notes and the related registration rights agreement (the “Registration Rights Agreement”) between the Company and the Series A Noteholders.  The Registration Rights Agreement was amended by adding the following language to the end of Section 2(b) of the Registration Rights Agreement:

“Notwithstanding anything to the contrary in this Section 2(b), the Company shall only be obligated to pay partial liquidated damages to the Holders for Events occurring after the earlier to occur of (i) the effective date of the Registration Statement and (ii) February 29, 2008.  Further, notwithstanding anything to the contrary in this Section 2(b), in the event that the Company is not permitted to include all of the Registrable Securities in the Registration Statement due solely to SEC Guidance, the Company shall not be liable for liquidated damages as to any such Registrable Securities which are not permitted to be so included if, as of February 29, 2008, such Registrable Securities may be transferred by the Holders pursuant to Rule 144.”

Additionally, the Company and the Series A Noteholders agreed that the Conversion price of the Series A Notes would be adjusted from $0.40 to $0.25, subject to further adjustment as set forth in the Series A Notes.  Moreover, the following new subsection was added to Section 4(a) of the Series A Notes:

“(xv)  any quarterly reports on Form 10-Q or Form 10-QSB filed by the Company with the Commission for the three months ending on the following dates which disclose “Net Cash Used in Operating Activities” in excess of the numbers set forth next to each:
March 31, 2008:	$850,000.00
June 30, 2008:	$700,000.00
September 30, 2008 – March 31, 2010:	$450,000.00”

The foregoing description of the Series A Amendment Agreement is not complete and is qualified in its entirety by reference to the Series A Amendment Agreement, a copy of which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Series B Amendment Agreement

Additionally, the Company, entered into an Amendment and Waiver of 6% Series B Convertible Notes, dated as of November 30, 2007 (the “Series B Amendment Agreement”), with Avendale Equity, LLC; Knight Capital Group; and GGR II, LLC (collectively, the “Series B Noteholders”), who together are the holders of at least 75% of the Company’s Series B 6% Convertible Notes (the “Series B Notes”).

Pursuant to the terms of the Series B Amendment Agreement, the Series B Noteholders agreed to waive certain “Trigger Events” as that term is defined in the Series B Notes, in exchange for certain amendments to the terms of the Series B Notes.

The Company and the Series B Noteholders agreed that the Conversion price of the Series B Notes would be adjusted from $0.40 to $0.25, subject to further adjustment as set forth in the Series B Notes.  Moreover, the following new subsection was added to Section 4(a) of the Series B Notes:

“(xiv)  any quarterly reports on Form 10-Q or Form 10-QSB filed by the Company with the Commission for the three months ending on the following dates which disclose “Net Cash Used in Operating Activities” in excess of the numbers set forth next to each:
March 31, 2008:	$850,000.00
June 30, 2008:	$700,000.00
September 30, 2008 – March 31, 2010:	$450,000.00”

The foregoing description of the Series B Amendment Agreement is not complete and is qualified in its entirety by reference to the Series B Amendment Agreement, a copy of which is filed herewith as Exhibit 99.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith:

99.1	Form of Amendment and Waiver of Registration Rights Agreement and 6% Series A Convertible Notes, dated as of November 30, 2007.
99.2	Form of Amendment and Waiver of 6% Series B Convertible Notes, dated as of November 30, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 6, 2007	nCoat, Inc.

By: /s/ Paul S. Clayson
Name: Paul S. Clayson
Title: Chief Executive Officer